Sub-Lease

Fullshare Holdings Limited

Intelligent Joy Limited

Table of Contents

Date

Parties

1. **Fullshare Holdings Limited** of Unit 2805, Level 28, Admiralty Centre Tower 1, 18 Harcourt Road, Admiralty, Hong Kong (the ***Head-Tenant***).

2. **Intelligent Joy Limited** (Company No.66809402) whose registered office address is situated at 6th Floor, Wing On Cheong Building, No. 5, Wing Lok Street, Sheung Wan, Hong Kong (the ***Sub-Tenant***).

Recitals

A The Head-Tenant is the Tenant of the premises under the Head-Lease.

B The Head-Tenant wishes to sub-lease the Premises to the Sub-Tenant and the Sub-Tenant wishes to take a sub-lease of the Premises on the terms as set out in this Sub-Lease.

C The Head-Landlord has given its consent to this Sub-Lease.

It is agreed as follows.

1. Particulars

1.1 Head-Lease

The lease between Omtis Limited as landlord and the Head-Tenant as tenant dated 17th December 2018 for Unit 2805, 28th Floor of the Building.

1.2 Head-Landlord

Omtis Limited whose registered office is situated at Suite M1, 10/F., Phase 3, Kaiser Estate, 11 Hok Yuen Street, Hung Hom, Kowloon, Hong Kong.

1.3 Building

ADMIRALTY CENTRE TOWER 1 erected on the Lot and at the address referred to in Part I of Schedule 5.

1.4 Premises

Unit 2803, 28th Floor of the Building, as shown on the premises layout as set out in Schedule 6.

1.5 Use

Lawful commercial purpose of the Sub-Tenant.

1.6 Term

Start Date: 14th February 2023

End Date: 31st March 2025

1.7 Special Conditions

Part II of the Schedule 5 is incorporated into this Sub-Lease and forms part of this Sub-Lease. In case of any conflict or inconsistency between any terms in such Part II of the Schedule 5 and any other provisions of this Sub-Lease, the term in such Part II of the Schedule 5 shall prevail.

1.8 Rent

HK$73,920.00 per calendar month (exclusive of Air-Conditioning and Management Fee, Government Rates and other outgoings)

Rent Start Date: 14th March 2023

1.9 Rent Free Period

The Sub-Tenant will be given a rent-free period with the following schedule:

14th February 2023 – 13th March 2023

During the said rent free period, the Sub-Tenant is required to pay the Air-conditioning and Management Fee, Government Rates and other outgoings in respect of the Premises.

Notwithstanding the aforesaid or any other provisions of this Sub-Lease providing to the contrary, the Sub-Tenant shall cease to be entitled to all unused rent-free period(s) if (a) the Sub-Tenant has failed to duly observe and perform its obligations under this Sub-Lease; or (b) the lease created by this Sub-Lease is early terminated due to whatever reason.

1.10 Air-conditioning and Management Fee

HK$11,167.00 per calendar month (or as changed under Schedule 4).

1.11 Government Rates

HK$10,718.68 per quarter (or as changed under Schedule 4).

1.12 Deposit

HK$265,979.68 (which is equivalent to three (3) months' Rent, three (3) months' Air-conditioning and Management Fee, and three (3) months' Government Rates)

2. Interpretation

In this Sub-Lease:

(a) Obligations by the Sub-Tenant are treated as made by all persons included in that expression jointly and separately.

(b) An agreement by the Sub-Tenant not to do an act or thing includes not to permit or allow that act or thing to be done.

(c) Words importing one gender include any of them, and the singular includes the plural and vice versa.

(d) References to a right of the Head-Tenant to have access to the Premises are to be construed as including all persons authorised by the Head-Tenant.

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(e) References to the consent, approval or authorisation of the Head-Tenant mean a consent, approval or authorisation in writing signed by or on behalf of the Head-Tenant.

(f) References to notice mean notice in writing.

(g) All payments or reimbursements to be made by the Sub-Tenant under this Sub-Lease that are unpaid on their due date are recoverable from the Sub-Tenant as a debt.

(h) ***Building*** includes all buildings from time to time on the Lot referred to in Part I of Schedule 5 and every part of them.

(i) ***Common Parts*** means the pedestrian ways, lifts, escalators, roads, forecourts, loading bays, toilet facilities, and any other areas within the Building or the Lot from time to time designated by the Head-Landlord for common use by the tenants and occupiers of the Building and those expressly or by implication authorised by them.

(j) ***includes*** or ***including*** when introducing an example do not limit the meaning of words to which the example relates to that example or examples of a similar kind.

(k) ***Head-Tenant*** includes the person entitled for the time being to the immediate reversion at the end of the Term.

(l) ***Order*** means a demolition or closing order affecting any part of the Building, issued by a competent authority.

(m) ***Premises*** means every part of that part of the Building referred to in clause 1.4, for the purposes of identification only shown on the plan attached in Schedule 6, including but not limited to:-

  (i) the plaster and other finishes applied to the interior of the exterior walls of the Premises (including any wall of the Premises that forms a boundary with any of the Common Parts, if any), and

  (ii) the finishes (but no other part) of the floor slabs, ceiling slabs, walls and structural columns that enclose or are within the Premises, if any, and

  (iii) the window glass and window frames, if any, and

  (iv) all alterations and additions to the Premises, if any, and

  (v) the Head-Landlord's or the Head-Tenant's fixtures and fittings, and fixtures whether listed on any attached specification, and

  (vi) any Service Media that exclusively serve the Premises whether within the Premises or not.

(n) ***Prescribed Rate*** means 2% per annum over the Prime Rate from time to time quoted by Omtis Ltd, or if none is quoted such other reasonable rate as the Head-Tenant may determine.

(o) ***Risk*** means fire, water, storm, typhoon, explosion, defective construction, white ants, earthquake, subsidence of the ground, or any calamity beyond the control of the Head-Landlord and the Head-Tenant.

(p) ***Service Hours*** means such service hours as from time to time determined by the Head-Landlord and/or the Head-Tenant at its discretion.

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(q) ***Service Media*** means the sewers, drains, gutters, pipes, sprinkler heads (if any), ducts, wires, cables and other conducting media (if any) serving the Building and within the Lot, including associated equipment, fixings, controls, trunking, conduits, diffusers, registers, grilles and other covers (if any).

(r) ***Services*** means the services described in Schedule 1.

(s) ***Sub-Tenant's alterations or additions*** means alterations or additions to those parts of the Building and Service Media that comprise the Premises, made by the Sub-Tenant or by a tenant or licensee since the Building was originally constructed and first let by the Head-Landlord or its predecessors in title.

(t) ***this Sub-Lease*** means this sub-lease and any document supplemental or related to it or entered into under its terms.

3. Sub-Tenant's Acknowledgements, Letting and Rents

3.1 Sub-Tenant's Acknowledgements

The Sub-Tenant acknowledges and confirms that:

(a) this Sub-Lease is a sub-lease and is dependent on the existence and continuance of the Head-Lease;

(b) the Sub-Tenant has received a copy of the Head-Lease and obtained legal advice regarding its terms and provisions before entering into this Sub-Lease;

(c) this Sub-Lease ends if the Head-Lease is terminated; and

(d) the rights and obligations of the Head-Tenant and the Sub-Tenant under this Sub-Lease are in many respects governed by and subject to compliance with the provisions of the Head-Lease.

3.2 Letting and Rent

The Head-Tenant LETS to the Sub-Tenant the Premises TOGETHER WITH the rights mentioned in the Schedule 2, EXCEPT AND RESERVING as mentioned in Schedule 3, SUBJECT to any Government lease or grant under which the Head-Landlord holds the Premises, to the Head-Lease, to any Deed of Mutual Covenant relating to the Building and to all other easements, privileges, benefits, rights, obligations and liabilities to which the Premises are subject, for the Term. The Sub-Tenant must pay to the Head-Tenant the following rents without any deduction or set-off:

(a) the clear Rent in advance on the first day of each month by means of autopay to the designated bank account that is advised by the Head-Tenant, the first of these payments or the proportionate part of it in respect of the period beginning on the Rent Start Date to the first day of the next month to be made on or before the Term Start Date or upon the signing of this Sub-Lease (whichever is the earlier); and

(b) the Air-conditioning and Management Fee in advance on the first day of each month by means of autopay to the designated bank account that is advised by the Head-Tenant, the first of these payments or the proportionate part of it in respect of the period beginning on the Term Start Date to the first day of the next month to be made on or before the Term Start Date or upon the signing of this Sub-Lease (whichever is the earlier).

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4. Sub-Tenant's Obligations

The Sub-Tenant must:

4.1 Rents

Pay the rents reserved as mentioned in clause 3.2 and all other sums payable as additional rents.

4.2 Interest

Without prejudice to any other remedy of the Head-Tenant, pay to the Head-Tenant on demand as additional rent interest on sums payable under this Sub-Lease at the Prescribed Rate from the due date until payment (both before and after any judgment).

4.3 Government Rates and Taxes

Pay on demand as additional rent all existing and future Government rates, taxes, duties, charges, assessments, impositions, outgoings and other payments of whatever kind and nature which are paid or payable by the Head-Tenant to the Head-Landlord pursuant to the Head-Lease (but excluding rents reserved by any superior lease and Property Tax) in respect of the Premises by means of autopay to the designated bank account that is advised by the Head-Tenant. Until the Premises are assessed for Government rates the Sub-Tenant must pay to the Head-Tenant on account the Head-Tenant's reasonable estimate of these rates which will become payable.

4.4 Utilities

Pay all deposits and charges for utilities at the Premises, including electricity, water and telephones, or as the case may be, reimburse the Head-Tenant of the same at the Head-Tenant's request from time to time.

4.5 Repair

Keep the Premises (together with the Head-Landlord's fixtures and fittings, the Head-Tenant's Provisions (as hereinafter defined) and other parts of the Premises as set out in the Head-Lease) in clean good and substantial repair and condition to the satisfaction of the Head-Landlord and/or the Head-Tenant, and replace all broken or damaged or scratched or marked window glass, window frame and/or glass panel in the Premises as may be required by the Head-Landlord pursuant to the Head-Lease , and take reasonable precautions to protect the Premises from damage by storms or typhoons.

4.6 Electrical Regulations

Comply with the requirements and regulations of the supply authority with regard to the electrical wiring installations and equipment in the Building, and not overload them.

4.7 Decoration and Cleaning

Keep the Premises in good decorative order, in a clean and tidy condition and clear of all rubbish, and as often as the Head-Landlord or the Head-Tenant may reasonably consider necessary clean all surfaces and finishes of the Premises and the inside of the window panes, frames and sills and all glass (if any) in the entrance doors, and if applicable, use only the Head-Landlord's nominated cleaning contractor.

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4.8 Notices to Repair

Repair and make good all defects and lack of repair for which the Sub-Tenant is liable under this Sub-Lease within 7 days (or sooner if the Head-Tenant or Head-Landlord considers necessary) after notice of them from the Head-Tenant.

4.9 Permit Entry

Permit the Head-Landlord and/or the Head-Tenant to enter and remain on the Premises in the exercise of their respective rights under the Head-Lease and this Sub-Lease.

4.10 Not Introduce Dangerous Things

Not bring into or place or store in the Building anything (including arms and ammunition) which is or may become dangerous, nor carry on a hazardous trade or other act which might impair the legal effect of the insurance policies for the Building or cause the premiums to be increased.

4.11 Overloading

Not overload the Building or the lifts serving it, nor overload or cause an obstruction or damage to the Service Media or the Common Parts, nor store goods or merchandise except in normal quantities consistent with the Use, nor place safes or other heavy equipment or materials except in those locations and by means of those installations that the Head-Landlord and the Head-Tenant have first approved.

4.12 Undesirable Uses

Not use the Premises for any noisy, dangerous, illegal or immoral purpose, nor do on the Premises anything which, in the opinion of the Head-Landlord or the Head-Tenant, may be a nuisance or disturbance or cause damage to or be to the prejudice of the Head-Landlord or the Head-Tenant or any other owner or occupier of the Building or any neighbouring premises. The Sub-Tenant must not use or conduct business at the Premises or do anything on the Premises or the Building that may infringe any intellectual property rights of the Head-Landlord, the Head-Tenant or any third party.

4.13 Permitted Use

Not use the Premises other than for the Use. The Head-Tenant does not warrant that the Premises are fit for the Use or any particular use or purpose. The Sub-Tenant must obtain all necessary licences, consents and approvals required by any competent authority in connection with the Use.

4.14 Statutory and Insurance Requirements

Comply with all laws (including without limitation, legislation from time to time in force regarding (without limitation) health and safety, building or planning), and with the requirements of the Head-Landlord's insurers and the Head-Tenant's insurers or any competent authority, that relate to the Premises or the Common Parts and their use or the rights granted by this Sub-Lease.

4.15 Irrecoverable Insurance Money

Pay to the Head-Landlord or the Head-Tenant on demand the amount of any insurance money in respect of the Building which cannot be recovered by reason of an act or default of the Sub-Tenant, its employees, contractors, agents, licensees or invitees.

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4.16 Regulations

Observe all rules and regulations relating to the Building from time to time made by the Head-Landlord and/or the Head-Tenant. If those rules and regulations conflict with the terms of the Head-Lease or this Sub-Lease, the Head-Lease or this Sub-Lease (as the case may be) will prevail to the extent of that conflict.

4.17 Sub-Tenant's Insurance

At the Sub-Tenant's cost at all times during the Term to take out and keep in force in the name of the Sub-Tenant but endorsed with the interests of the Head-Landlord and the Head-Tenant, a public liability insurance policy in an amount of not less than HK$10,000,000 or in such higher amounts as the Head-Tenant may from time to time prescribe, in respect of any one occurrence. On written demand made by the Head-Tenant the Sub-Tenant must produce to the Head-Tenant this policy and the receipt for the last premium payable.

4.18 Alterations

(a) not make any alterations or additions to the Building or the Service Media or the Premises without the prior consent of the Head-Landlord and the Head-Tenant; and

(b) employ only contractors approved by the Head-Landlord and the Head-Tenant for all works to the Building or the Service Media or the Premises.

4.19 Signs

Not exhibit on or in the Premises any sign visible from the outside of the Building.

4.20 Locks and Keys

Not install any locks, bolts or other security devices in doors from time to time at the Premises without the prior consent of the Head-Landlord and the Head-Tenant, and the Sub-Tenant must supply the Head-Landlord and the Head-Tenant with keys to all doors in the Premises and disclose all other means of entry to the Premises.

4.21 Restriction on Use of Name of Building

Not to use the name of the Building or any picture or likeness of the Building in its registered or trade name or in its trade or service mark, or for any purpose other than as the address and place of business of the Sub-Tenant, without the Head-Landlord's prior consent.

4.22 No Alienation

Not mortgage, charge or grant a security interest over, nor enter into a declaration of trust of, the Premises, nor assign or underlet the Premises, nor share or part with the possession or occupation of the Premises with any third party in whatever manners. The Head-Tenant's determination of what constitutes a breach of this provision shall be final and binding on the Sub-Tenant.

4.23 Head-Tenant's Costs

Pay or reimburse the Head-Tenant on demand as additional rent for all costs, including legal costs on an indemnity basis, incurred by the Head-Tenant in connection with or incidental to or in contemplation of:

(a) a breach by the Sub-Tenant of its obligations under this Sub-Lease;

(b) a demand for payment of rent or other sums payable by the Sub-Tenant under this Sub-Lease;

(c) any action or proceedings against the Sub-Tenant, including distraint action, in respect of:

(i) the recovery of arrears of rent or other sums payable; or

(ii) a breach by the Sub-Tenant of its obligations under this Sub-Lease; or

(iii) the enforcement of the Head-Tenant's rights or remedies against the Sub-Tenant.

(d) an application by the Sub-Tenant for consent or approval, whether or not consent or approval is refused or the application is withdrawn.

4.24 Taxation

Pay or reimburse the Head-Tenant on demand:

(a) any sales tax, value added tax or tax of a similar nature (not including Property Tax or Profits Tax) chargeable in respect of a payment made by the Sub-Tenant under or in connection with this Sub-Lease, or paid by the Head-Tenant on a payment made by the Head-Tenant where the Sub-Tenant agrees in this Sub-Lease to reimburse the Head-Tenant for that payment; and

(b) as additional rent, half of the stamp duty and Land Registry fees on this Sub-Lease and its counterpart.

4.25 Applications for Consent

If the Sub-Tenant applies for consent or approval, disclose to the Head-Tenant such information as the Head-Tenant may reasonably require.

4.26 Inform Head-Landlord and Head-Tenant of Contaminants, Damage, Defects and Notices

(a) Immediately on becoming aware of it, give full details to the Head-Landlord and the Head-Tenant of the existence of any contaminant, pollutant or harmful substance on or damage to or defect in the Building and/or the Premises which might give rise to a duty on the Head-Landlord or the Head-Tenant, or of any occurrence, notice or other thing which may adversely affect the Head-Landlord's or the Head-Tenant's interest in the Building and/or the Premises.

(b) If the Sub-Tenant was responsible for that contaminant, pollutant or harmful substance and as the Head-Landlord or the Head-Tenant may require:

(i) immediately remove it from the Premises or remedy it to the Head-Landlord and the Head-Tenant's satisfaction, or

(ii) allow the Head-Landlord and/or the Head-Tenant to enter the Premises to remove or remedy it at the Sub-Tenant's cost, recoverable from the Sub-Tenant as a debt.

(c) If the Sub-Tenant was not responsible for that contaminant, pollutant or harmful substance, allow the Head-Landlord or the Head-Tenant to enter the Premises to remove or remedy it.

(d) The determination of the Head-Tenant in respect of any subject matter under this clause shall be final and binding on the Sub-Tenant.

4.27 Indemnify Head-Tenant

Indemnify the Head-Landlord and the Head-Tenant against all liabilities, claims, demands, proceedings, damages, losses and costs arising directly or indirectly from or incidental to the use or occupation of the Premises, the execution of alterations, additions or repairs to the Premises, any non-compliance by the Sub-Tenant with its obligations under this Sub-Lease, or any other act, default, negligence or omission by the Sub-Tenant, its employees, contractors, agents, licensees or invitees.

4.28 Handing Back

(a) Immediately before the end of the Term, hand back the Premises (together with the Head-Landlord's fixtures and fittings and the Head-Tenant's Provisions (as hereinafter defined))- in its original handover condition in clean, good working condition, excluding fair wear and tear, all to the satisfaction of the Head-Tenant. The Sub-Tenant shall at its own cost remove the Sub-Tenant's alterations or additions and make good all damage to the satisfaction of the Head-Tenant.

(b) At the end of the Term, hand back to the Head-Tenant the Premises in accordance with the Sub-Tenant's obligations under this Sub-Lease and deliver and disclose to the Head-Tenant all keys and other means of entry to the Premises.

(c) If the Sub-Tenant fails to comply with either of clauses 4.28(a) or 4.28(b) the Sub-Tenant must pay to the Head-Tenant on demand as liquidated damages:

  (i) any costs or losses incurred by the Head-Tenant in remedying the breach (including costs or losses incurred by the Head-Tenant in connection with or incidental to failing to hand over possession of the Premises to incoming occupiers following the end of the Term); and

  (ii) a sum equivalent to the Rent, Air-conditioning and Management Fee and Government rates payable immediately before the end of the Term for the period reasonably required to remedy the breach.

The Head-Tenant's determination of which shall be final and binding on the Sub-Tenant.

4.29 Comply with Obligations

Comply with the obligations contained or referred to in any lease under which the Head-Landlord holds the Premises and the Head-Lease (but only so far, in each case as they are negative or restrictive), in any Deed of Mutual Covenant and in any other document, to the extent that they relate to the Premises or the rights granted by this Sub-Lease.

4.30 Consent of Head-Landlord

Obtain the prior written consent or approval of the Head-Landlord for anything which requires the Head-Tenant's consent or approval under this Sub-Lease insofar as the Head-Landlord's consent or approval is required under the Head-Lease.

4.31 Notify Head-Landlord

Notify the Head-Landlord in writing of anything of which the Sub-Tenant is required to notify the Head-Tenant under this Sub-Lease insofar as the written notification to the Head-Landlord is required under the Head-Lease.

4.32 Not to Cause Default by Head-Tenant

Not to do anything which cause or might cause the Head-Tenant to default in its obligations under the Head-Lease.

4.33 Services Outside Service Hours

If the Sub-Tenant requests any of the Services outside the Service Hours, the Sub-Tenant shall give such notice to the Head-Landlord as the Head-Landlord may reasonably require.

5. Head-Tenant's Obligations

The Head-Tenant must, subject to the Sub-Tenant duly complying with its obligations under this Sub-Lease and subject further to the Head-Lease:

5.1 Quiet Enjoyment

Permit the Sub-Tenant peaceably to hold and enjoy the Premises without any lawful interruption by the Head-Tenant or any person lawfully claiming through, under or in trust for it.

5.2 Obligations under Head-Lease

Observe and perform its obligations under the Head-Lease except to the extent that the Sub-Tenant is liable to observe and perform them under this Sub-Lease.

5.3 Ensure Head-Landlord Performs Obligations

Use all reasonable endeavours to ensure the Head-Landlord observes and performs its obligations under the Head-Lease, including the provision of the Services, but the Head-Tenant shall not be responsible to the Sub-Tenant for any failure by the Head-Landlord to do so.

5.4 Services Outside Service Hours

If the Sub-Tenant requests any of the Services outside the Service Hours, and subject to the Sub-Tenant giving such notice as the Head-Landlord may reasonably require, use its reasonable endeavours to communicate such notice to the Head-Landlord for it to provide those Services requested by the Sub-Tenant during such period outside the Service Hours as may be reasonably practicable from time to time.

6. Other Provisions

6.1 Re-entry

The Head-Tenant may re-enter the Premises or any part of it in the name of the whole if:

(a) the rents or any other sum due under this Sub-Lease are in arrears (whether formally demanded or not); or

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(b) the Sub-Tenant does not comply with its obligations under this Sub-Lease; or

(c) distress or other execution is applied on the Premises or their contents; or

(d) a petition is filed for the winding up or bankruptcy of the Sub-Tenant or if the Sub-Tenant goes into liquidation; or

(e) a receiver is appointed over the whole or a part of the property, assets or undertaking of the Sub-Tenant; or

(f) the Sub-Tenant is struck off the Register of Companies, is dissolved or otherwise ceases to exist under the laws of the country or state of its incorporation; or

(g) the Sub-Tenant, being an individual, dies or becomes incapable of managing his affairs.

If the Head-Tenant re-enters the Premises, this Sub-Lease will end. Re-entry is without prejudice to any other remedy of the Head-Tenant in respect of any earlier breach of the obligations under this Sub-Lease, and despite it might have accepted rents or done or omitted to do any other act while knowing of the event giving rise to the right of re-entry.

6.2 No Implied Rights

Nothing in this Sub-Lease confers on the Sub-Tenant a right or privilege over or against property adjoining or neighbouring the Premises that now or later is leased to the Head-Tenant, or imposes a restriction on the use of property not comprised in this Sub-Lease, unless expressly granted or imposed.

6.3 Abatement of Rent

(a) This clause 6.3 applies if the Premises or a part of them are inaccessible, damaged or destroyed by a Risk so as to be unfit for occupation and use, or if an Order includes the Premises or otherwise makes the Premises unusable or inaccessible. It does not apply, however, if that unfitness or Order is due to an act,default, negligence or omission of the Sub-Tenant, its employees, contractors, agents, licensees or invitees, or to the extent that any insurance money in respect of the Building or its occupation is wholly or partly irrecoverable because of an act,default, negligence or omission of the Sub-Tenant, its employees, contractors, agents, licensees or invitees.

(b) When this clause 6.3 applies, the Rent, or a fair proportion thereof (determined by the Head-Landlord or the Head-Tenant according to the nature and extent of the damage, inaccessibility or Order), will be suspended until the Premises (exclusive of Sub-Tenant's alterations or additions) are again accessible and fit for occupation and use.

6.4 Option to Break: Destruction

(a) This clause 6.4 applies only if substantially the whole of the Premises (exclusive of Sub-Tenant's alterations or additions) are affected by a Risk or Order in the manner described in clause 6.3. This clause applies only for so long as the Premises (exclusive of Sub-Tenant's alterations or additions) have not been so made accessible and fit for occupation and use in the meantime.

(b) Where clause 6.3 and this clause 6.4 apply, at any time from 3 months after the occurrence of the Risk or issuance of the Order, the Head-Tenant or the Sub-Tenant may end this Sub-Lease to the other party, without prejudice to the accrued liabilities of either party.

6.5 Deposit

(a) On or before the Term Start Date or the signing of this Sub-Lease (whichever is the earlier), the Sub-Tenant must pay the Deposit to be held by the Head-Tenant throughout the Term. The Head-Tenant does not hold the Deposit in trust nor is any interest payable on the Deposit. The Head-Tenant may, without prejudice to any other right, apply or forfeit the Deposit to remedy a breach of any obligation of the Sub-Tenant under this Sub-Lease, and to indemnify direct and indirect costs or losses, including legal costs on an indemnity basis. At the end of the Term, the Head-Tenant must within 30 days after the Sub-Tenant has surrendered vacant possession of the Premises to the Head-Tenant or within 30 days after the Sub-Tenant has settled all outstanding claims of the Head-Tenant (whichever is the later), repay to the Sub-Tenant a sum of Deposit held by the Head-Tenant at the time without interest, less any part of the Deposit amount required to remedy the Sub-Tenant's breaches, and without prejudice to the Head-Tenant's other rights. The Head-Tenant's determination under this clause shall be final and binding on the Sub-Tenant.

(b) Whenever there is an increase in the Rent, the Air-conditioning and Management Fee or the Government rates, or if the Head-Tenant so applies the Deposit during the Term, the Sub-Tenant must immediately pay to the Head-Tenant an additional sum calculated as described in Part II of Schedule 5 in respect of that increase, or a sum sufficient to replace the sum so applied (as the case may be). These sums will from that payment day form part of the Deposit referred to in clause 6.5(a).

6.6 Internal Rearrangements and Name of Building

The Head-Landlord may make alterations to the internal or external layout or design of the Building other than the Premises, and may change the name of the Building or of the development of which it forms part and the Head-Tenant shall not in either case incur any liability to the Sub-Tenant or any other person.

6.7 Disclaimer

The Head-Landlord and the Head-Tenant are not responsible for any loss, accident or damage sustained at or originating from the Building, nor does the Sub-Tenant have any claim against the Head-Landlord and Head-Tenant for stoppage of, or interruption or fluctuation in, the provision of any Services, or for obstruction, interruption or fluctuation of a right granted by this Sub-Lease, if in either case it is caused by a reason outside the reasonable control of the Head-Tenant or the Head-Landlord. The Head-Tenant is not liable for any failure by the Head-Landlord to comply with an obligation it may have to repair the Building unless it has been given notice of the need for repair and the Head-Tenant will, upon receipt from the Sub-Tenant notifying it of a need for repair of the Building provide that notice to the Head-Landlord.

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6.8 Sale or Redevelopment

Not Applicable.

6.9 Notices

Notices required to be served to the Sub-Tenant under specific clauses in this Sub-Lease may be served by registered post to or left at the Premises or the registered office or the last known address in Hong Kong of the Sub-Tenant, or served by fax, email or other electronic means to the fax number or email address as designated by the Sub-Tenant. Where the Sub-Tenant has supplied more than one fax number or email address to the Head-Tenant, the primary one as agreed between the Head-Tenant and the Sub-Tenant will be treated as the one designated by the Sub-Tenant for the purpose of this clause. A notice sent by fax will be treated as given at the time of dispatch with confirmed transmission report. A notice sent by email will be treated as given at the time of dispatch unless the Head-Tenant receives an electronic message in its own information system showing that the email has not been successfully delivered. Notices to the Head-Tenant must be served by registered post to or left at the registered office of the Head-Tenant in Hong Kong, or any other address that the Head-Tenant may notify to the Sub-Tenant from time to time. A notice sent by registered post will be treated as given at the time when in due course of post it would be delivered at the address to which it is sent.

6.10 No Warranties

(a) This Sub-Lease sets out the full understanding of the parties to the exclusion of any warranties or representations.

(b) The Head-Tenant's approval of plans does not in any way imply the Head-Tenant's endorsement of the Sub-Tenant's layouts, designs, specifications, calculations or anything else in the plans. The Head-Tenant does not confirm that these layouts, designs, specifications, calculations or anything else in the plans or the resultant works are in themselves fit, suitable or efficient for the Sub-Tenant's requirements.

6.11 Promotion

The Sub-Tenant acknowledges that the Head-Landlord may use the name of the Sub-Tenant and the trading names and logos used by the Sub-Tenant in connection with the Premises for marketing the Head-Landlord's buildings and for promoting the Head-Landlord's business, including such use in brochures, reports, other promotional and advertising materials and the Internet.

6.12 Legal Costs and Stamp Duty

The Sub-Tenant and the Head-Tenant must each pay its own legal and other costs and expenses in connection with the negotiation, preparation and execution of this Sub-Lease.

Fullshare Holdings Limited 豐盛控股有限公司

Schedule 1 – The Services

Services as from time to time provided by the Head-Landlord to the Head Tenant pursuant to the Head-Lease.

Schedule 2 – Rights Included in this Sub-Lease

(a) The rights in common with the Head-Landlord, the Head-Tenant and all others authorised by the Head-Landlord to enjoy those rights as set out and/or contemplated in the Head-Lease.

(b) Subject to the approval of the Head-Landlord, the right to display the name and location of the Sub-Tenant on a space determined by the Head-Landlord on the main directory board and the relevant floor directory board in the Building. The cost of the signage will be borne by the Sub-Tenant. Subject to the prior approval of the Head-Landlord, the Sub-Tenant may similarly display the names of other occupiers of the Premises.

(c) At any time during the Sublease Term, the Sub-Tenant may share the Premises in part or whole, with its affiliate company or any one of its wholly owned subsidiary or its holding company (both as defined in the Companies Ordinance, Cap.622) who will use and occupy the Premises (or part thereof) as a mere licensee only , Provided that (i) the Sub-Tenant shall be liable for any acts, defaults, negligence and/or omissions of such licensee (together with its employees, agents, customers, guests, visitors and/or sub-licensees (with express or implied authority)) as if the same is the Sub-Tenant's own act, default, negligence and/or omission; and (ii) the Sub-Tenant shall provide relationship proof of such licensee to the satisfaction of the Head-Tenant from time to time; and (iii) such licensee shall cease to use and occupy the Premises or any part thereof (I) when it ceases to be a wholly-owned subsidiary or a holding company of the Sub-Tenant, or (II) when the lease created by this Sub-Lease is early terminated due to whatever reasons; and (iv) such licensee does not have any interest in the Premises and/or this Sub-Lease. No landlord-tenant relationship will be created between the Head Tenant and such licensee in respect of the Premises because of the sharing arrangement hereof; and (v) the Sub-Tenant shall have duly observed and complied with its obligations under this Sub-Lease; and (vi) the Sub-Tenant shall obtain the relevant approval from the Head-Landlord under the Head Lease; and (vii) the Sub-Tenant shall fully indemnify the Head-Tenant and the Head-Landlord for all losses, damage, liabilities or otherwise arising from and/or occasioned by the use and occupation of the Premises or any part thereof by such licensee and/or the business or operation of such licensee at the Premises or any part thereof.

Fullshare Holdings Limited 豐盛控股有限公司

Schedule 3 – Exceptions and Reservations out of the Head-Lease and this Sub-Lease

Exceptions and Reservations of the Head-Landlord as set out and/or contemplated in the Head Lease, Provided that save as otherwise expressly provided in this Sub-Lease, such exceptions and reservations of the Head-Landlord shall extend to cover also the Head-Tenant.

Schedule 4 – Air-Conditioning and Management Fee and Government Rates Variation

The Air-Conditioning and Management Fee and Government Rates will change at the same time and in the same proportion as the air-conditioning and management fee and government rates payable by the Head-Tenant to the Head-Landlord changes under the Head-Lease. The Head-Tenant will before the change in Air-Conditioning and Management Fee and/or Government Rates occurring notify the Sub-Tenant in writing of the change in Air-Conditioning and Management Fee and/or Government Rates payable by the Sub-Tenant.

Schedule 5

Part I: The Lot and the Address

(a) The lot registered in the Land Registry as:

Inland Lot No. 8423.

(b) Address:

Admiralty Centre Tower 1, No. 18 Harcourt Road, Hong Kong.

Part II: Special Conditions

(a) Services outside Service Hours

(i) The Sub-Tenant must give at least two-hour notice (or such longer prior notice as may be required by the Head-Landlord) to the Head-Landlord that it wishes air-conditioning service outside the Service Hours.

(ii) The Sub-Tenant must pay to the Head-Landlord on demand in respect of any of the Services other than air-conditioning, a sum equal to the cost to the Head-Landlord of providing under clause 4.33 such other Services outside the Service Hours. If there is more than one person using the Services other than air-conditioning service at the same time, then the Sub-Tenant must pay a fair proportion of such cost as from time to time determined by the Head-Landlord.

(b) Services: Cleaning

If the Head-Landlord provides a general cleaning service for the interior of the Premises, the Sub-Tenant shall subject to the terms of the cleaning contract agreed between the Head-Landlord and such contractor as may be employed by the Head-Landlord, and shall pay the relevant charges pro-rata.

(c) Deposit

For the purposes of clause **6.5(b)** the additional sum is equivalent to three times the amount of such increase.

(d) Handover Condition

Upon the commencement of the Term, the Head-Tenant shall handover the Premises to the Sub-Tenant in the then "as-is" condition which the Sub-Tenant has inspected and hereby confirms acceptance of such condition, together with the Head-Tenant's furniture, equipment and/or facilities (the ***Head-Tenant's Provisions***) as more particularly set out in the inventory list as attached in Schedule 7 in the then "as-is" and "where-is" basis. No warranty, guarantee and/or representation (whether express or implied) of whatever kind is given or deems to be given by the Head-Tenant in every aspect of the Premises and/or the Head-Tenant's Provisions. The Sub-Tenant shall accept the state and condition of the Premises and the Head-Tenant's Provisions without making any objection and/or complaint relating thereto. The Head-Tenant shall not be obliged to carry out any works to and/or improve the state and condition of any part of the Premises and the Head-Tenant's Provisions before handing over the same to the Sub-Tenant pursuant to this Sub-Lease.

(e) Condition Precedent for Handing Over Possession

The Sub-Tenant agrees that possession of the Premises (together with the Head-Tenant's Provisions) will only be given to the Sub-Tenant unless and until it has duly executed this Sub-Lease and paid all stamp duty and all deposits and advance payment payable hereunder.

(f) Time of the Essence

Time is of the essence of this Sub-Lease.

(g) Non-alienation

Fullshare Holdings Limited 豐盛控股有限公司

Without in any way limiting the generality of Clause 4.22, any of the following acts and events shall, unless approved in writing by the Head-Tenant, be deemed to be breaches of such clause:-

(i) In the case of a sub-tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(ii) In the case of a sub-tenant who is an individual (including a sole surviving partner or a partner tenant) the tenant sanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii) In the case of a sub-tenant which is a corporation, any takeover, merger, acquisition, amalgamation, reconstruction, liquidation or change in person(s) holding the majority of its voting shares and/or change in person(s) having the effective control thereof.

(iv) The giving by the Sub-Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The change of the Sub-Tenant's business name without the previous written consent of the Head-Tenant.

(h) Sub-Tenant's Agents, etc.

The Sub-Tenant shall be responsible for any act, default, negligence or omission of the Sub-Tenant's agents, employees, guests, invitees, licensees or visitors as if the same is its own act, default, negligence or omission.

(i) Further Agreements of the Sub-Tenant

(I) The Sub-Tenant shall repair or replace, if so required by the appropriate company or authority under the terms of the Electricity Ordinance or any statutory modification or re-enactment thereof or any regulations made thereunder or if the same becomes dangerous or unsafe all the electricity wiring, installations and fittings within the Premises, save and except the Landlord's Provisions (as defined in Clause 2(t) of the Head-Lease) and the wiring from the Head-Tenant's or the Sub-Tenant's meter or meters to and within the same and the Sub-Tenant shall permit the Head-Landlord and/or the Head-Tenant and its authorized representatives to test the same at reasonable time upon prior appointment being made with the Sub-Tenant.

(II) The Sub-Tenant shall pay on demand to the Head-Landlord, the Head-Tenant or the building manager the costs incurred by either of them under Clause 2(h) of the Head-Lease.

(III) The Sub-Tenant shall at its own expenses maintain toilets and water apparatus elsewhere in accordance with Clause 2(l) of the Head-Lease.

(IV) The Sub-Tenant shall permit the Head-Landlord and/or the Head-Tenant and their respective authorized person(s) with or without workmen or others and with or without appliances at all reasonable times but with prior written notice having given to the Sub-Tenant (except in an emergency) to enter upon the Premises to view the condition thereof, to take inventories thereof, to carry out any works, and/or for any other purposes as may be considered necessary by the Head-Landlord or the Head-Tenant.

Fullshare Holdings Limited 豐盛控股有限公司

(V) The Sub-Tenant shall comply with all directions and orders of the fire-services department and if such directions and others shall require the Sub-Tenant to take fire precautions or install fire-fighting equipment (additional to that installed by the Head-Landlord and/or the Head-Tenant) the Sub-Tenant shall at its own expenses procure and install the same and at the expiration or sooner determination of this Sub-Lease, the Head-Tenant shall have the option to request the Sub-Tenant to remove such additional equipment at the expiration or sooner determination of this Sub-Lease, making good any damage occasioned thereby or the Head-Tenant shall have the right to keep such fire lighting equipment without payment of any costs or compensation to the Sub-Tenant.

(VI) The Sub-Tenant shall comply with clause 2(u) of the Head-Lease as if the "Landlord" thereof includes the Head-Landlord and the Head-Tenant and the "Tenant" thereof means the Sub-Tenant.

(VII) The Sub-Tenant shall reimburse to the Head-Tenant the repair cost of any damage caused to any part of the common areas and common services of the Building by the Sub-Tenant its licensees employees agents or contractors or any other person claiming through or under the Sub-Tenant.

(VIII) The Sub-Tenant agrees that all reservations, exceptions and exclusions of liability of the Head-Landlord and all indemnities given by the Head-Tenant to the Head-Landlord under the Head-Lease shall, as between the Head-Tenant and the Sub-Tenant, be extend to cover the Head-Tenant.

(IX) The Sub-Tenant agrees to comply with clause (4)(o) of the Head-Lease as if the "Landlord" thereof includes the Head-Landlord and the Head-Tenant, and the "Tenant" thereof means the Sub-Tenant.

(X) For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance and of this Sub-Lease, the rent and other charges payable in respect of the Premises shall be deemed to be in arrear if not paid in advance at the time and in manner herein provided for payment thereof.

(XI) The Sub-Tenant agrees that the acceptance of rent by the Head-Tenant shall not be deemed to operate as a waiver by the Head-Tenant of any right to proceed against the Sub-Tenant in respect of any breach of the Sub-Tenant of any of the Sub-Tenant's obligations in this Sub-Lease.

(XII) The Sub-Tenant agrees that no condoning excusing or overlooking by the Head-Tenant of any default, breach or non-observance or non-performance by the Sub-Tenant at any time or times of any of the Sub-Tenant's obligations in this Sub-Lease shall operate as a waiver of the Head-Tenant's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Head-Tenant hereunder in respect of any such continuing or subsequent default or breach and no waiver of the Head-Tenant shall be inferred from or implied anything done or omitted by the Head-Tenant unless expressed in writing and signed by the Head-Tenant. Any consent given shall be only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be constructed as dispensing with the necessity of obtaining the specific written consent of the Head-Tenant in the future unless expressly so provided.

Fullshare Holdings Limited 豐盛控股有限公司

(XIII) The Sub-Tenant agrees that any personal rights of the Head-Tenant under the Head-Lease which is not expressly included in this Sub-Lease shall not vest in the Sub-Tenant.

(XIV) The Sub-Tenant agrees to comply at its own costs and expenses with all orders, notices, directions, and Government's requirements in relation to the Premises unless the same is caused by any wilful default or gross negligence of the Head-Tenant. The Head-Tenant's determination of which shall be final and binding on the Head-Tenant.

(XV) The Sub-Tenant acknowledges and agrees that the Head-Tenant may (but it is not obliged to) issue demand note to the Sub-Tenant from time to time in respect of any payments payable by the Sub-Tenant under this Sub-Lease but the Sub-Tenant shall pay any such payments which are due and payable under this Sub-Lease regardless of whether the Sub-Tenant has received such demand note from the Head-Tenant.

(XVI) The Sub-Tenant acknowledges and agrees that the Head-Tenant may (but it is not obliged to) share the reception area in Unit 2805 with the Sub-Tenant for placing office documents and files. However, the Sub-Tenant has to handle its documents, including delivery and couriers. The Head-Tenant shall not be liable for any damages or missing documents of the Sub-Tenant arising from any act or omission.

(XVII) The Sub-Tenant agrees that any new fixtures and fittings, including but not limited to the alternation of the entrance, air conditioning pipes, and fire-prevention pipes, are subject to the Head-Tenant approval.

(XVIII) The Sub-Tenant acknowledges and agrees that the Sub-Tenant shall bear part of the monthly electricity expenses with the Head-Tenant based on the sublease area of Unit 2805 with the following formula, starting from 14th February 2023:
[(Total Monthly Electricity Expenses for Units 2803-03A&05 / 12,100 sf) *1,680 sf]

(XIX) The Sub-Tenant agrees that if there are more common space to be shared with the Head-Tenant within the Premises during the Term, the monthly rental shall be adjusted pro-rata according to the calculated gross area at HK$44/sf Gross. If there will be more parties sharing the Premises, the rental for the common space shall be divided as equal portions.

(XX) The Head-Tenant agrees that should there be any Government Rates concessions provided by the Government during the Term, the Sub-Tenant shall be refunded of any payment surplus according to the new Rates pro-rata.

(XXI) The Sub-Tenant acknowledges and agrees to apply for company directory and letter box by itself.

(XXII) The Sub-Tenant shall place its company logo at the left-hand side of the main entrance, subject to Head-Landlord's approval.

(XXIII) The Sub-Tenant agrees to handover the Premises to the Head-Tenant in an ''as-is'' condition at the lease expiry or sooner determination.

(XXIV) The Sub-Tenant shall inform the Head-Tenant before the lease commencement date regarding the number of employees in the company for the arrangement of access cards.

Fullshare Holdings Limited 豐盛控股有限公司

(j) Rights of Third Parties Ordinance

The Head-Tenant and the Sub-Tenant do not intend any terms of this Sub-Lease to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap.623)(the ***Rights of Third Parties Ordinance***). This Sub-Lease may be varied from time to time or (where such right of rescission exists) rescinded without the consent of any other person who is not a contract party to this Sub-Lease and section 6(1) of the rights of Third Parties Ordinance shall apply to this Sub-Lease.

(k) Governing Law and Jurisdictions

This Sub-Lease shall be governed and construed by the law of the Hong Kong Special Administrative Region, People's Republic of China (***Hong Kong***). In case of any dispute arising from this Sub-Lease, the Head-Tenant and the Sub-Tenant agree to submit the same to the non-exclusive jurisdiction of the courts of Hong Kong.

(l) Autopay

The Sub-Tenant shall pay Rent, Air-conditioning and Management Fee in advance on the first day of each month, all existing and future Government rates, taxes, duties, charges, assessments, impositions, outgoings and other payments of whatever kind and nature by means of autopay to the designated bank account that is advised by the Head-Tenant. The designated bank account details are as follows:

Bank Name: BANK OF CHINA (HONG KONG) LIMITED, HONG KONG

Bank Address: BANK OF CHINA TOWER, 1 GARDEN ROAD, CENTRAL, HONG KONG

SWIFT: BKCHHKHHXXX

Bank Code: 012

Beneficiary Name: Fullshare Holdings Limited

Beneficiary A/C No.: 012-677-2-011519-1 (HKD)

Fullshare Holdings Limited 豐盛控股有限公司

Schedule 6 – Premises Layout


Double
Rm1
283sf
617sf
VIP Room
CONFERENCE ROOM
BOARD ROOM
384sf
Common area
Area A
180sf
945sf
Reception
PANTRY
DOUBLE RM
DOUBLE RM
SINGLE ROOM
SERVER
PRINTER
OPEN AREA OFFICE
Toilet

Schedule 7 – Inventory List

	ITEM, QUALTITY
Double Rm1	CreActive main desk
	高級經理網椅 （有頭枕）X4
	MOBILE PEDESTAL
	MGR Rm mobile side cabinet
	供應連安裝全高木飾面文件櫃（內外見光木皮飾面） 1500W X400D X2340 H 共兩組
	供應連安裝木色面地櫃（內外見光木皮飾面）2120W X400D X850H
Common Area	高級經理網椅 （有頭枕）X8
Area A	low cabinet HR, Sercetary Panel
	open area panel, staff desk
	高級經理網椅 （有頭枕）x2,staff desk

The Sub-Tenant shall be responsible for the cleaning, maintenance and damages of the above furniture.

豐盛控股有限公司 Fullshare Holdings Limited

SIGNED BY	)	For and on behalf of Fullshare Holdings Limited 豐盛控股有限公司
	)	
for and on behalf of	)	.... Authorized Signature(s)
the Head Tenant	)	
in the presence of:-	)	

Name : Luo Pui Yan
Identification : Y257380(?)
Occupation : HR Manager
Address : Unit 2805, 28/F., Admiralty Centre Tower, Admiralty, HK

SIGNED BY	)	For and on behalf of INTELLIGENT JOY LIMITED 慧悅公共關係顧問集團有限公司
	)	
for and on behalf of	)	.... Authorized Signature(s)
the Sub-Tenant	)	
in the presence of:-	)	

Name : MAN SIU HIN
Identification : Y035302(5)
Occupation : Chief Financial Officer
Address : 6/F, Wing On Cheong Building, 5 Wing Lok Street, Sheung Wan

Fullshare Holdings Limited 豐盛控股有限公司